EXHIBIT INDEX



EXHIBIT A - Attachment to item 77C:      Submission of matters to a vote
                                         of security holders.

EXHIBIT B - Attachment to item 77K:      Changes in registrant's certifying
                                         accountant

EXHIBIT C - Attachment to item 77Q1(a):  Written instrument amending the declaration of trust

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EXHIBIT A


                       PACIFIC INNOVATIONS TRUST

           Results (Unaudited) of Special Shareholder Meeting
                         Held on June 26, 1998

On June 26, 1998, a special meeting of shareholders of Pacific Innovations Trust (the "Trust") was held in order to vote on the following proposals:


     to elect seven Trustees to the Board of Trustees;

     to approve a new management agreement between the Trust and Bank of America NT&SA;

     to approve a new sub-advisory agreement between Bank of America NT&SA and Scudder Kemper Investments, Inc. (Managed Bond Fund only);

     to approve a new sub-advisory agreement between Bank of America NT&SA and Wellington Management Company, LLP (International Fund only); and

     to approve the selection of Price Waterhouse LLP as the Trust's independent auditors for the current fiscal year.


The voting results for each proposal are shown below:

 Proposal     Vote       Shares           In Favor    Opposed    Abstained/
             Basis*    Outstanding                                Withheld
                     and Represented
                     at the Meeting


PROPOSAL 1  BY TRUST   13,077,218.20

Edward S.
Bottum                               12,744,610.96        0      332,607.24

William P.
Carmichael                           12,744,610.96        0      332,607.24

Thomas M.
Collins                              12,744,610.96        0      332,607.24

Douglas B.
Fletcher                             12,744,610.96        0      332,607.24

Robert E.
Greeley                              12,744,610.96        0      332,607.24

Harold T.
Joanning                             12,521,140.31        0      556,077.89

Cornelius J.
Pings                                12,744,610.96        0      332,607.24

PROPOSAL 2  BY FUND

            MMF      5,229,490.06    4,789,545.97   52,008.78    387,935.31
            MBF      1,369,347.70    1,158,419.10   14,307.84    196,620.76
            CIF      1,758,042.72    1,602,798.85    8,843.15    146,400.72
            BCF      1,870,112.85    1,610,512.66   34,229.66    225,370.53
           MCEF        965,313.12      835,715.70   24,773.95    104,823.47
            AGF        936,846.04      898,961.08    7,367.65     30,517.31
             IF        948,065.70      832,140.15   14,644.38    101,281.17

PROPOSAL 3  MBF      1,369,347.70    1,158,419.10   14,307.84    196,620.76

PROPOSAL 4  IF         948,065.70      830,588.59   16,195.94    101,281.17

PROPOSAL 5 BY TRUST 13,077,218.20   11,976,544.01   36,208.08  1,064,466.11


*  KEY:

Trust = Pacific Innovations Trust
MMF = Pacific Innovations Trust Money Market Fund
MBF = Pacific Innovations Trust Managed Bond Fund
CIF = Pacific Innovations Trust Capital Income Fund
BCF = Pacific Innovations Trust Blue Chip Fund
MCEF = Pacific Innovations Trust Mid-Cap Equity Fund
AGF = Pacific Innovations Trust Aggressive Growth Fund
IF = Pacific Innovations Trust International Fund

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EXHIBIT B



June 26, 1998

The Board of Directors
Pacific Innovations Trust (the "Trust"):

Members of the Board of Directors:

This letter confirms our resignation as auditors for the Trust.

In connection with the audit of the period ended December 31, 1997, and the subsequent interim period through June 26, 1998, there were no disagreements with the Trust on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to our satisfaction would have caused us to make reference in connection with our opinion to the subject matter of the disagreement.

The audit report on the consolidated financial statements of the Trust as of and for the period ended December 31, 1997, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.


Very truly yours,

/s/KPMG Peat Marwick LLP




On June 26, 1998, the Board of Trustees (the "Board") of Pacific Innovations Trust (the "Trust") determined not to renew it's contract with KPMG Peat Marwick LLP ("KPMG") as the Trust's independent accountants, instead choosing the firm of PricewaterhouseCoopers LLP to serve in that capacity. KPMG's reports on the financial statements of the Fund for the two most recent fiscal years contained no adverse opinions, or opinions that were qualified in any way, nor were there any disagreements with KPMG during those periods on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

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EXHIBIT C

                      PACIFIC INNOVATIONS TRUST
          WRITTEN INSTRUMENT AMENDING THE DECLARATION OF TRUST


    The undersigned, being all of the trustees of Pacific Innovations Trust (the "Trust"), a business trust organized pursuant to a Declaration of Trust dated September 25, 1996 (the "Declaration of Trust"), pursuant to
Section 9.3(a) of Article IX of the Declaration of Trust, do hereby amend the Declaration of Trust as follows:

    FIRST:  The Declaration of Trust is hereby amended by striking out
Section 2.4 of Article II of the Declaration of Trust in its entirety and inserting in lieu thereof the following:

        2.4   Vacancies.  The term of office of a Trustee, as defined in
    Section 2.2 hereof, shall terminate and a vacancy shall occur in the event of the earliest to occur of the following: the Trustee's death, resignation, adjudicated incompetence or other incapacity to perform the duties of the office, or removal, of the Trustee. A vacancy shall also occur in the event of an increase in the number of trustees as provided in Section 2.1. No such vacancy shall operate to annul this Declaration or to revoke any existing trust created pursuant to the terms of this Declaration. In the case of a vacancy, the Holders of a plurality of the Interests entitled to vote, acting at any meeting of the Holders held in accordance with Article VIII hereof, or, to the extent permitted by the 1940 Act, a majority vote of the Trustees continuing in office acting by written instrument or instruments, may fill such vacancy, and any Trustee so elected by the Trustees or the Holders shall hold office as provided in this Declaration. There shall be no cumulative voting by the Holders in the election of Trustees.

                        [Signature Page Follows]


    IN WITNESS WHEREOF, the undersigned have this 2nd day of April, 1998 signed these presents.


                                              _________________
                                              Edward S. Bottum


                                              _________________
                                              William P. Carmichael


                                              _________________
                                              Robert E. Greeley


                                              _________________
                                              Harold T. Joanning


                                              _________________
                                              John P. Privat